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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-17235) pertaining to the 1992 Stock Incentive Plan; (ii) the Registration Statement (Form S-8 No. 333-17273) pertaining to the 1995 Stock Incentive Plan; (iii) the Registration Statements (Form S-8 No. 333-2910, Form S-8 No. 333-40903 and Form S-8 No. 333-65323) pertaining to the 1996 Stock Incentive Plan; (iv) the Registration Statements (Form S-8 No. 333-2908 and Form S-8 No. 333-65343) pertaining to the 1996 Employee Stock Purchase Plan; and (v) the Registration Statement (Form S-8 No. 333-67833) pertaining to the NaviCyte, Inc. 1997 Stock Plan of Trega Biosciences, Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements of Trega Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                              /s/ ERNST & YOUNG LLP

San Diego, California
March 9, 2000